Exhibit 4.3
MANAGEMENT INFORMATION CIRCULAR
ANNUAL MEETING OF
UNITHOLDERS OF ESPRIT ENERGY TRUST
TO BE HELD ON MAY 11, 2006
March 15, 2006

Suite 900, 606 – 4th Street S.W.
Calgary, Alberta
T2P 1T1
NOTICE OF ANNUAL MEETING OF UNITHOLDERS
NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of the holders (the “Unitholders”) of trust units and special voting units (together, the “Trust Units”) of Esprit Energy Trust (“Esprit”) will be held at 10:00 a.m. (local time) on May 11, 2006 in the Grand Lecture Theatre of the Metropolitan Centre, 333 – 4th Avenue, S.W., Calgary, Alberta, Canada, for the following purposes:
1.	to receive the financial statements of Esprit for the year ended December 31, 2005 and the auditors’ report thereon;

2.	to appoint auditors of Esprit for the ensuing year and authorize the board of trustees to fix their remuneration;

3.	to elect trustees for the ensuing year; and

4.	to transact such other business as may be properly brought before the Meeting or any adjournment thereof.
The specific details of the matters to be brought before the Meeting are set forth in the accompanying Information Circular.
Unitholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it to Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 at least 48 hours, excluding Saturdays, Sundays and holidays, before the Meeting or any adjournment thereof.
If a Unitholder receives more than one proxy form because such Unitholder owns Trust Units registered in different names or addresses, each proxy form should be completed and returned.
The Trust Unit transfer books will not be closed, but the Board of Trustees has fixed March 15, 2006 as the record date for the determination of Unitholders entitled to notice of and to vote at the Meeting and at any adjournment thereof.
DATED at Calgary, Alberta as of March 15, 2006.
BY ORDER OF THE BOARD OF TRUSTEES
(signed) Stephen J. Savidant
Stephen J. Savidant
President and Chief Executive Officer

Esprit Energy Trust
ANNUAL MEETING OF UNITHOLDERS
INFORMATION CIRCULAR
TABLE OF CONTENTS

GENERAL PROXY INFORMATION
This Information Circular is furnished to holders (the “Unitholders”) of trust units and special voting units (“Trust Units” and “Special Voting Units”, respectively, and together, the “Trust Units”) by the trustees (the “Board of Trustees”) of Esprit Energy Trust (“Esprit”) in connection with the solicitation of proxies to be voted at the annual meeting of Unitholders of Esprit (the “Meeting”) to be held at 10:00 a.m. on May 11, 2006 in the Grand Lecture Theatre of the Metropolitan Centre, 333 – 4th Avenue, S.W., Calgary, Alberta, Canada, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting (the “Notice of Meeting”).
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of the Board of Trustees of Esprit and management of Esprit Exploration Ltd. The persons named in the enclosed proxy form are trustees of Esprit or directors or senior officers of Esprit Exploration Ltd. A Unitholder desiring to appoint some other person (who need not be a Unitholder) to represent him or her at the Meeting may do so either by inserting such other person’s name in the blank space provided in the proxy form or by completing another proper form of proxy.
In order to be used at the Meeting, the completed proxy form must be deposited at the offices of Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 at least 48 hours, excluding Saturdays, Sundays and holidays, before the Meeting or any adjournment thereof. Solicitation will be primarily by mail, but some proxies may be solicited personally or by telephone, facsimile transmission or other electronic means by trustees of Esprit or directors, officers or employees of Esprit Exploration Ltd. at a nominal cost. The cost of solicitation will be borne by Esprit Exploration Ltd.
Exercise of Discretion by Proxy Holders
On any ballot taken at the Meeting, the nominees named in the enclosed form of proxy will vote or withhold from voting the Trust Units in respect of which they have been appointed nominee in accordance with the directions of the Unitholders appointing them. In the absence of such direction, the Trust Units represented by valid instruments of proxy executed in favour of the management designees and deposited in the manner described above will be voted “FOR” all matters identified in the Notice of Meeting.
The enclosed proxy form confers discretionary authority upon the persons named therein in respect of amendments or variations to matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or any adjournment thereof. At the time of printing of this Information Circular, neither the Board of Trustees nor the directors and senior officers of Esprit Exploration Ltd. know of any amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any such amendment, variation or other matter properly comes before the Meeting, the Trust Units represented by proxies in favour of management will be voted on such matters in accordance with the best judgment of the person voting the proxy.
Revocability of Proxies
A Unitholder who has given a proxy may revoke it either by (a) depositing an instrument in writing executed by the Unitholder or by the Unitholder’s attorney authorized in writing (i) at the head office of Esprit at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or (ii) with the chairman of the Meeting on the day of the Meeting or an adjournment thereof, or (b) attending the Meeting in person and registering with the scrutineers as a Unitholder personally present.
Advice to Beneficial Holders of Trust Units
The information set forth in this section is very important to you if you do not hold Trust Units in your own name. Unitholders who hold Trust Units through a broker, financial institution, trustee, nominee or other intermediary or otherwise (referred to herein as “Beneficial Unitholders”) should note that only proxies deposited by Unitholders whose names appear on the records of Esprit as registered Unitholders can be recognized and acted upon at the Meeting. If Trust Units are listed in an account statement provided to a Unitholder by a broker, then, in almost all cases, those Trust Units will not be registered in the Unitholder’s name on the records of Esprit. Such Trust Units will more likely be registered under the name of the Unitholder’s broker or an agent of that broker. In Canada, most of such Trust Units are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). Trust Units held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Unitholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting Trust Units for the broker’s clients. Therefore, Beneficial Unitholders should ensure that instructions respecting the voting of their Trust Units are communicated to the appropriate person or that the Trust Units are duly registered in their name.
Applicable Canadian regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Unitholders in advance of meetings. Each broker or other intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Unitholders in order to ensure that their Trust Units are voted at the Meeting. In some cases, the form of proxy supplied to a Beneficial Unitholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered Unitholders. However, its purpose is limited to instructing the registered Unitholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Unitholder. In Canada, the majority of brokers now delegate responsibility for obtaining instructions from clients to the ADP Investor Communications (“ADP”). In most cases, ADP mails a scannable voting instruction form (“VIF”) in lieu of the form of proxy provided by Esprit, and asks Beneficial Unitholders to return the VIF to ADP. Alternatively, Beneficial Unitholders can either call their toll-free telephone number to vote their Trust Units, or access ADP’s dedicated voting web site at www.proxyvotecanada.com to deliver their voting instructions. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Trust Units to be represented at the Meeting. A Beneficial Unitholder receiving a VIF from ADP cannot use that form to vote Trust Units directly at the Meeting – the VIF must be returned to ADP or, alternatively, instructions must be received by ADP well in advance of the Meeting in order to have such Trust Units voted.
Although a Beneficial Unitholder may not be recognized directly at the Meeting for the purposes of voting Trust Units registered in the name of his broker (or an agent of the broker), a Beneficial Unitholder may attend the Meeting as proxyholder for the registered Unitholder and vote the Trust Units in that capacity. A Beneficial Unitholder who wishes to attend the Meeting and indirectly vote his Trust Units as proxyholder for the registered Unitholder, should enter his own name in the blank space on the form of proxy provided to him and return the same to his broker (or broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.
There are two types of Beneficial Unitholders: (i) those who object to their name being made known to the issuers of the securities that they own (“OBOs” or “Objecting Beneficial Owners”); and (ii) those who do not object to their name being made known to the issuers of the securities that they own (“NOBOs” or “Non-Objecting Beneficial Owners”). Issuers, including Esprit, may request and obtain a list of their NOBOs from intermediaries through their transfer agent, namely Computershare Trust Company of Canada in the case of Esprit (the “Transfer Agent”). Esprit may obtain and use this NOBO list for the distribution of proxy-related materials directly (not through ADP) to NOBOs.
This year, Esprit has decided to take advantage of those provisions of the Instrument that permit it to directly deliver proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a scannable VIF from the Transfer Agent. These VIFs are to be completed and returned to the Transfer Agent in the envelope provided for that purpose or by facsimile. In addition, the Transfer Agent provides for both telephone voting and internet voting as described in the VIF, which contains complete instructions. The Transfer Agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Trust Units represented by the VIFs it receives.
Record Date
The Trust Unit books of Esprit will not be closed, but the Board of Trustees has fixed March 15, 2006 as the record date (the “Record Date”) for the determination of Unitholders entitled to receive notice of and to vote at the Meeting and at any adjournment thereof. Unitholders of record at the close of business on the Record Date are entitled to such notice and to vote at the Meeting.
Persons who are Beneficial Unitholders as of the Record Date will be entitled to vote at the Meeting in accordance with the procedures established pursuant to National Instrument 54-101 of the Canadian Securities Administrators.
Voting Trust Units and Principal Holders Thereof
Esprit is authorized to issue an unlimited number of Trust Units. As at March 15, 2006, there were 66,364,501 Trust Units outstanding. Each Trust Unit carries the right to one vote on any matter properly coming before the Meeting.
As of the date hereof, to the knowledge of the directors and senior officers of Esprit Exploration Ltd., the only persons who beneficially own, directly or indirectly, or exercise control or direction over, Trust Units carrying more than 10% of the voting rights attached to all issued and outstanding Trust Units as at March 15, 2006 were:

Name	Type of Ownership	Number of Trust Units	Percent of Trust Units
CDS & Co.(1)	Legal	59,426,634 Trust Units	89.5%
CEDE & Co.(1)	Legal	6,787,030 Trust Units	10.2%
Note:

(1)	Beneficial ownership is not known to Esprit.
Notice to Holders of Post-Arrangement Entitlements and Exchangeable Shares
Pursuant to the Esprit Arrangement (as defined in the following section), Esprit issued post-arrangement entitlements (“Post-Arrangement Entitlements”) to those former holders of common shares of Esprit Exploration Ltd. who did not provide a declaration as to their residency. Each Post-Arrangement Entitlement now entitles the holder thereof to receive the Trust Units to which they would have been entitled to receive under the Esprit Arrangement upon contacting the Transfer Agent. As at March 15, 2006, there were 35,372 Post-Arrangement Entitlements issued and outstanding.
Each Post-Arrangement Entitlement entitles the holder to one vote at any meeting of the Unitholders. Accordingly, this Information Circular, together with a form of proxy, has been mailed to all holders of Post-Arrangement Entitlements. Holders of Post-Arrangement Entitlements are invited to complete the form of proxy provided to Unitholders.
A holder of Post-Arrangement Entitlements who has submitted a proxy may revoke it at any time prior to the exercise thereof in accordance with the instructions under “Revocability of Proxies” earlier in this Information Circular.
Pursuant to the Esprit Arrangement (as defined in the following section), Esprit issued exchangeable shares (the “Exchangeable Shares”) in the capital of Esprit Exploration Ltd. to Canadian-resident prior holders of common shares of Esprit Exploration Ltd. who elected to receive Exchangeable Shares under the Esprit Arrangement. Exchangeable Shares are the economic equivalent of Trust Units. Under the terms of a voting and exchange trust agreement dated September 30, 2004 (the “Voting and Exchange Trust Agreement”) among the Trust, Esprit Exploration Ltd., Esprit ExchangeCo Ltd. and Computershare Trust Company of Canada, as the trustee appointed thereunder (the “Voting and Exchange Trustee”), the Trust has issued one Special Voting Unit to the Voting and Exchange Trustee. The Special Voting Unit carries a number of votes exercisable at the Meeting equal to the number of Trust Units into which the Exchangeable Shares are exchangeable on the Record Date. As at March 15, 2006, there were 442,108 Exchangeable Shares issued and outstanding which, in aggregate, were exchangeable into 535,021 Trust Units.
Each holder of an Exchangeable Share on the Record Date is entitled to direct the Voting and Exchange Trustee to exercise that number of votes attached to the Special Voting Unit equal to the number of Trust Units (rounded down to the nearest whole number) into which the Exchangeable Shares of such holder are exchangeable. Alternatively, such holder is entitled to direct the Voting and Exchange Trustee to give a proxy to such holder or his designee to exercise personally such votes or to give a proxy to a designated agent or other representative of the management of Esprit or Esprit Exploration Ltd. to exercise such votes. The Voting and Exchange Trustee will exercise each vote attached to the Special Voting Unit only as directed by the holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. Only holders of Exchangeable Shares of record on the Record Date are entitled to receive notice of and to vote at the Meeting. Holders of Exchangeable Shares of record on the Record Date will be entitled to direct the votes attached to the Special Voting Unit to the extent of the Exchangeable Shares registered in their names included in the list of such holders of Exchangeable Shares prepared as at the Record Date, even though such a holder may subsequently dispose of his or her Exchangeable Shares. No one who acquires Exchangeable Shares after the Record Date shall be entitled to attend or vote at the Meeting on the basis of such Exchangeable Shares.

The Voting and Exchange Trustee has sent the Notice of Meeting to the holders of Exchangeable Shares, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Voting and Exchange Trustee to exercise the votes attaching the Special Voting Unit. Such instructions may be delivered by regular mail to Computershare Trust Company of Canada at the address specified on the Notice of Meeting. In order to be valid such instructions must be received by the Voting and Exchange Trustee at least 48 hours, excluding Saturdays, Sundays and holidays, before the Meeting or any adjournment thereof.
A holder of Exchangeable Shares who has submitted instructions to the Voting and Exchange Trustee with respect to the exercise of votes attached to the Special Voting Unit may revoke it at any time prior to the exercise thereof in accordance with the instructions under “Revocability of Proxies” earlier in this Information Circular.
ESPRIT ENERGY TRUST AND ESPRIT EXPLORATION LTD.
Esprit was established pursuant to a trust indenture made as of August 16, 2004 and amended and restated September 30, 2004 and June 30, 2005 (the “Trust Indenture”). Esprit is an unincorporated open-end mutual fund trust established under the laws of the Province of Alberta. Esprit Exploration Ltd. is the corporation resulting from the amalgamation of the former Esprit Exploration Ltd. and Esprit Acquisition Corp., which was effected on October 1, 2004 in connection with a plan of arrangement involving Esprit, the former Esprit Exploration Ltd., Esprit Acquisition Corp. and others (the “Esprit Arrangement”). The purpose of the Esprit Arrangement was to convert the business of the former Esprit Exploration Ltd. from a corporate entity concentrating on growth through investment of cash flow to a trust entity distributing a substantial portion of cash flow to Unitholders and to create a stand-alone corporate entity, ProspEx Resources Ltd., concentrating on growth through investment of cash flow. The Esprit Arrangement was approved by the shareholders and optionholders of the former Esprit Exploration Ltd. at a special meeting held on September 27, 2004 and became effective on October 1, 2004.
Esprit was established to, among other things: (i) invest in securities of Esprit Exploration Ltd.; (ii) invest in other securities and in any other investments as the Board of Trustees may determine and borrow funds for that purpose; (iii) temporarily hold cash and short-term investments for the purpose of making investments, paying the expenses and liabilities of Esprit Exploration Ltd., paying amounts payable by Esprit in connection with the redemption of any Trust Units, or making distributions to Unitholders; and (iv) perform all acts necessary, incidental, ancillary or related to any of the foregoing. Therefore, Esprit does not carry on any active business nor does it earn active business income. The primary income of Esprit is earned through its subsidiary, Esprit Exploration Ltd. Additional income may be earned through cash and short-term investments held by Esprit. Esprit is administered by the Board of Trustees. Esprit is the sole holder of the common shares of Esprit Exploration Ltd. Pursuant to an administration agreement dated August 16, 2004 and amended and restated June 30, 2005, Esprit has delegated to Esprit Exploration Ltd. the general authority, responsibility and obligation to administer and manage all general and administrative affairs of Esprit in accordance with the Trust Indenture.
BUSINESS TO BE ACTED UPON AT THE MEETING
Receipt of December 31, 2005 Financial Statements
The audited financial statements of Esprit for the financial year ended December 31, 2005 have been forwarded to Unitholders, holders of Post-Arrangement Entitlements and holders of Exchangeable Shares (collectively, the “Securityholders”). No formal action will be taken at the Meeting to approve the financial statements. If any Securityholders have questions respecting the December 31, 2005 financial statements, the questions may be brought forward at the Meeting.
Appointment of Auditors
Securityholders will be asked at the Meeting to pass a resolution reappointing KPMG LLP, Chartered Accountants, as auditors of Esprit to hold office until the next annual meeting of Unitholders or until their successors are appointed, at remuneration to be fixed by the Board of Trustees. KPMG LLP was appointed auditor of Esprit on August 16, 2004 upon its formation. For details concerning fees paid to KPMG LLP by Esprit and its predecessor prior to the Esprit Arrangement, the former Esprit Exploration Ltd., and for details concerning the Audit Committee of the Board of Trustees, see “Audit Committee Matters” in the annual information form of Esprit dated March 31, 2006 (the “AIF”). See “Additional Information” for details as to obtaining a copy of the AIF.
The resolution appointing auditors must be passed by a simple majority of the votes cast with respect to the resolution by Securityholders present in person or by proxy at the Meeting. In the absence of contrary instructions, the persons named in the accompanying form of proxy intend to vote the securities represented thereby in favour of the ordinary resolution appointing KPMG LLP as auditors of Esprit.
Election of Trustees
Esprit is required by the Trust Indenture to have a minimum of three and a maximum of eleven trustees. There is a provision in the Trust Indenture which permits the Board of Trustees to appoint additional trustees between annual meetings of Unitholders, provided that the total number of trustees so appointed does not exceed, at any time, one-third of the number of trustees who held office immediately after the preceding annual meeting of Unitholders. Persons elected to the Board of Trustees are also required to be appointed to the board of directors of Esprit Exploration Ltd. (the “Board of Directors”).
At the present time, Esprit has eight trustees. Securityholders will be asked at the Meeting to pass a resolution electing eight trustees. The persons named below are the eight nominees of the current Board of Trustees and management for election as trustees. All proposed nominees have consented to be named in this Information Circular to stand for election and to serve as trustees if elected. Each elected trustee is expected to hold office until the close of the next annual meeting or until his successor is duly elected or appointed.
In the absence of contrary instructions, the persons named in the accompanying form of proxy intend to vote the securities represented thereby in favour of the ordinary resolution electing each of the nominees named below as trustees of Esprit. The Board of Trustees does not contemplate that any of such nominees will be unable to serve as a trustee; however, if for any reason any of the proposed nominees withdraw from standing for election or are unable to serve, proxies in favour of management designees will be voted for another nominee in their discretion unless the Securityholder has specified in his or her proxy that his or her securities are to be withheld from voting on the election of trustees.
The table below sets out the name of each of the persons proposed to be nominated for election as a trustee; his jurisdiction of residence; all positions and offices in Esprit and Esprit Exploration Ltd. presently held by him; his current principal occupation and those other principal occupations held by him in the previous five years; the period during which he has served as a trustee of Esprit and a director of Esprit Exploration Ltd., and the number of Trust Units and Exchangeable Shares that he has advised are beneficially owned by him, directly or indirectly, or over which control or direction is exercised by him, as of March 15, 2006.

D. Michael G. Stewart (54) of Calgary, Alberta, Canada has been a member of the Board of Trustees since the creation of Esprit on August 16, 2004. Mr. Stewart has been a director of Esprit Exploration Ltd. since 2002. Mr. Stewart is the principal of the privately held Ballinacurra Group of investment companies and has been active in the Canadian energy industry for over 30 years. He graduated from Queen’s University in 1973 with a Bachelor of Science with Honours degree in Geological Sciences.
During the 1993 to 2002 period, Mr. Stewart held a number of senior executive positions with Westcoast Energy Inc.
Mr. Stewart serves on the board of directors of Canadian Energy Services Inc., the managing partner of Canadian Energy Services L.P., and a number of private companies.
Chairman of both the Board of Trustees and the Board of Directors 5,750 Trust Units (1)(2) 15,000 Exchangeable Shares (1)(6)

Donald R. Gardner (63) of Calgary, Alberta, Canada, has been a member of the Board of Trustees since the creation of Esprit on August 16, 2004. Mr. Gardner has been a director of Esprit Exploration Ltd. since his retirement from the Chief Financial Officer position of the former Esprit Exploration Ltd. in May, 2002, a position he had served in since December 1999. Mr. Gardner was also a director of Esprit Exploration Ltd. from March 2000 to December 2001. In January 2003, Mr. Gardner joined Canadian Spirit Resources Inc. as Chief Financial Officer. Mr. Gardner’s career includes positions as Senior Vice President and Chief Financial Officer of Rigel Energy Corporation and Treasurer of Alberta Energy Company Ltd.
Mr. Gardner obtained a Bachelor of Commerce degree from the University of Alberta in 1964 and a Master of Science Degree in Business Administration from the University of British Columbia in 1973.
Mr. Gardner also serves on the board of directors of Intermap Technologies Corporation and Canadian Spirit Resources Inc.
Member, Audit Committee Member, Human Resources and Corporate Governance Committee 52,379 Trust Units (1)(3) 6,998 Exchangeable Shares (1)(6)

Paul B. Myers (43) of Calgary, Alberta, Canada, is nominated for election to the Board of Trustees. If elected, he will also be appointed to the Board of Directors of Esprit Exploration Ltd. Mr. Myers became Executive Vice President and Chief Operating Officer of Esprit Exploration Ltd. in September 2005. Prior to Esprit, he was with EnCana Corporation for approximately five years, rising to Vice President, Gulf of Mexico and Alaska.
Mr. Myers holds a Bachelor of Science from Lehigh University, a Masters of Science in Geology from the University of Kansas and a Masters of Business Administration from the University of Calgary
President and Chief Executive Officer (4) 11,133 Trust Units (1)(5)

Douglas W. Palmer (50) of Calgary, Alberta, Canada has been a member of the Board of Trustees and a director of Esprit Exploration Ltd. since February 9, 2005. Mr. Palmer served on the board of Calpine Natural Gas Trust from 2003 to February 2005. Prior to this Mr. Palmer was Chief Executive Officer of Numac Energy Ltd. from 1998 to 2001.
Mr. Palmer holds a Bachelor of Science degree in Chemical Engineering from the University of Calgary and is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.
Member, Audit Committee Member, Human Resources and Corporate Governance Committee 15,000 Trust Units (1)

John E. Panneton (65) of Toronto, Ontario, Canada, has been a member of the Board of Trustees since the creation of Esprit on August 16, 2004. Mr. Panneton has been a director of Esprit Exploration Ltd. since 1998. In 1998, he joined Dundee Securities Corporation as Vice Chairman and President. In 2003, Mr. Panneton joined Goodman Private Wealth Management as President and continues to serve as Vice Chairman of Dundee Securities. Prior to joining Dundee Securities, Mr. Panneton held various positions including Vice Chairman of McCarvill Corporation and President and Chief Executive Officer of CIBC Investment Management Corporation.
Mr. Panneton holds a Bachelor of Commerce degree from Sir George Williams University (now Concordia University) and serves as a director for Viceroy Homes Limited.
Chairman, Human Resources and Corporate Governance Committee 30,277 Trust Units (1)

W. Mark Schweitzer (44) of Calgary, Alberta, Canada has been a member of the Board of Trustees and a director of Esprit Exploration Ltd. since February 9, 2005. Mr. Schweitzer is the Executive Vice-President and Chief Financial Officer of Superior Plus Inc., the wholly owned subsidiary of the Superior Plus Income Fund. Mr. Schweitzer has held the position of Chief Financial Officer of Superior Plus Inc. and its subsidiaries for the past 12 years. From 1994 to 1998, Mr. Schweitzer also held the position of Vice President and Chief Financial Officer at Norcen Energy Resources Ltd., the former parent company of Superior Plus.
Mr. Schweitzer has a Bachelor of Commerce degree from Queen’s University and is a member of the Canadian Institute of Chartered Accountants.
Chairman, Audit Committee 16,250 Exchangeable Shares (1)(6)

Eric L. Schwitzer (54) of Vancouver, British Columbia, Canada, has been a member of the Board of Trustees since the creation of Esprit on August 16, 2004. Mr. Schwitzer has been a director of Esprit Exploration Ltd. since October 2004. Mr. Schwitzer has been a managing partner of Enterprise Capital Management Inc. since June 2003. From June 2002 to May 2003 he was a consultant and corporate director. Prior thereto, he served as Senior Vice President, Strategic Development, for Westcoast Energy Inc.
Mr. Schwitzer obtained a Bachelor of Science degree in Mathematics from McGill University in 1972, a Masters of Science degree in Management from the Massachusetts Institute of Technology in 1975 and is a Chartered Business Valuator.
Mr. Schwitzer serves as a trustee and lead director of Versacold Income Fund and is on the boards of SNP Health Split Corp., SNP Split Corp. and Pitchstone Exploration Ltd., as well as several private companies.
Member, Audit Committee Member, Human Resources and Corporate Governance Committee 10,000 Trust Units (1)

Stephen B. Soules (54) of Calgary, Alberta, Canada, has been a member of the Board of Trustees since the creation of Esprit on August 16, 2004. Mr. Soules has been a director of Esprit Exploration Ltd. since October 2004. Mr. Soules served as Senior Vice President and Chief Financial Officer of Esprit Exploration Ltd. from May 2002 to October 2004. Prior thereto, he served as an advisor to Burlington Resources Canada Ltd. from December 2001 to February 2002 and as Chief Financial Officer of Canadian Hunter Exploration Ltd. from April 1997 to December 2001.
Mr. Soules holds a Bachelor of Science from the University of Guelph and a Masters of Business Administration from the University of Calgary.
Mr. Soules serves on the board of directors of the Galileo Educational Network and the Calgary Women’s Emergency Shelter Endowment Trust.
Executive Vice President and Chief Financial Officer 26,896 Trust Units (1) 25,000 Exchangeable Shares (1)(6)

Notes:

(1)	The information as to Trust Units and Exchangeable Shares beneficially owned, not being within the knowledge of Esprit, has been furnished by the respective individuals.

(2)	Includes 2,000 Trust Units held by Mr. Stewart’s spouse.

(3)	Includes 2,033 Trust Units held by Mr. Gardner’s spouse.

(4)	Mr. Myers has been appointed President and Chief Executive Officer of the Corporation effective May 11, 2006.

(5)	Includes 1,133 Trust Units held by Mr. Myers’ spouse.

(6)	Each Exchangeable Share was exchangeable for 1.19495 Trust Units based on the exchange ratio in effect for February, 2006. The exchange ratio increases each month reflecting the cash distribution not paid on Exchangeable Shares. All Exchangeable Shares remaining outstanding on October 1, 2007 will automatically be exchanged for Trust Units at the exchange ratio in effect on such date.

(7)	All trustees of Esprit are currently also directors of Esprit Exploration Ltd.

(8)	The Audit Committee is a committee of the Board of Trustees. The Human Resources and Corporate Governance Committee is a committee of the Board of Directors. Neither Esprit nor Esprit Exploration Ltd. has an Executive Committee. In addition, neither Esprit nor Esprit Exploration Ltd. has a Reserves Committee as matters relating to the oil and gas assets of Esprit are dealt with by the entire Board of Directors.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS
Summary Compensation
Under applicable securities legislation, Esprit is required to disclose certain financial and other information relating to the compensation of certain of its executive officers. Esprit, however, does not carry on an active business; its primary business is to hold the securities of Esprit Exploration Ltd., which owns and carries out all aspects of the business of Esprit. Esprit does not have executive officers, rather these roles are discharged by the executive officers of Esprit Exploration Ltd. Compensation is paid by Esprit Exploration Ltd. to its executive officers for acting in such capacities, which involves the management of the business of Esprit Exploration Ltd.
The following table sets forth the compensation for: (i) the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer; and (ii) the three other executive officers serving at December 31, 2005 whose total salary and bonus earned in 2005 exceeded $150,000 Compensation is shown, where applicable, for services rendered during the financial years ended December 31, 2005, 2004 and 2003. The six executive officers of Esprit Exploration Ltd. described below are referred to collectively as the “Named Executive Officers”.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
						Trust Units
					Securities	Subject to
				Other Annual	Under	Resale	LTIP	All Other
Name and Principal		Salary	Bonus	Compensation	Options/SARs	Restrictions	Payouts	Compensation
Position	Year	($)	($)	($)(6)	Granted (#)	($)	($)	($)(7)
Stephen J. Savidant(1)	2005	290,000	Nil	Nil	Nil	Nil	Nil	15,241
President and Chief	2004	332,417	Nil	Nil	Nil	Nil	Nil	1,822,823
Executive Officer	2003	332,083	150,000	Nil	275,000	Nil	Nil	16,604

Stephen B. Soules	2005	255,000	40,000	Nil	Nil	Nil	Nil	13,491
Executive Vice President and	2004	228,250	Nil	Nil	Nil	Nil	Nil	1,311,423
Chief Financial Officer	2003	217,916	100,000	Nil	212,500	Nil	Nil	10,896

Paul B. Myers(2)	2005	76,154	53,333	Nil	Nil	Nil	Nil	104,039
Executive Vice President, and	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Chief Operating Officer	2003	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Gregory A. Jerome(3)	2005	170,833	48,000	Nil	Nil	Nil	Nil	59,283
Vice President, Finance and	2004	108,875	Nil	Nil	Nil	Nil	8,266	196,072
Corporate Secretary	2003	94,417	30,000	N/A	80,000	N/A	N/A	5,332

Patrick C. Connors(4)	2005	182,500	48,000	Nil	Nil	Nil	Nil	45,044
Vice President, Operations and	2004	151,958	Nil	Nil	Nil	Nil	Nil	138,660
Field Services	2003	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Michael J. St. Clair(5)	2005	167,500	48,000	Nil	Nil	Nil	Nil	39,116
Vice President, Marketing and	2004	141,904	Nil	Nil	Nil	Nil	Nil	107,971
Risk Management	2003	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Notes:
(1)	Mr. Savidant will be retiring as President and Chief Executive Officer effective May 11, 2006.

(2)	Mr. Myers became an officer of Esprit Exploration Ltd. on September 21, 2005 and has been appointed as President and Chief Executive Officer effective May 11, 2006.

(3)	Mr. Jerome became an officer of Esprit Exploration Ltd. on February 27, 2003.

(4)	Mr. Connors became an officer of Esprit Exploration Ltd. on October 1, 2004.

(5)	Mr. St. Clair became an officer of Esprit Exploration Ltd. on October 1, 2004.

(6)	Where no amount is stated in this column, the Named Executive Officer did not receive perquisites and other personal benefits that exceeded the lesser of $50,000 and 10% of total annual salary and bonus for such Named Executive Officer. Where any individual personal benefit or perquisite exceeds 25% of the total amount of perquisites and personal benefits received by the Named Executive Officer, that item and the amount relating thereto will be identified.

(7)	The amounts set forth under the column “All Other Compensation” include contributions made by Esprit Exploration Ltd. to the Named Executive Officer under the Employee Unit Savings Plan (or its predecessor) of Esprit Exploration Ltd., participation in which is available to all employees of Esprit Exploration Ltd., amounts representing transaction bonuses associated with the acquisition of Resolute Energy Inc., and amounts representing transaction and retention bonuses associated with the completion of the Esprit Arrangement and amounts representing signing bonuses.
Trust Unit Rights/Stock Appreciation Rights
No Trust Unit rights or options were granted to, or exercised by, the Named Executive Officers during the financial year ended December 31, 2005 and the Named Executive Officers do not hold any such rights or options.
LTIP Awards
The Esprit performance unit inventive plan (the “Performance Unit Incentive Plan”) described below under “Performance Unit Incentive Plan” is considered a long-term incentive plan (“LTIP”) as it provides compensation intended to motivate performance over a period greater than one financial year.
The following performance units (“Performance Units”) were granted to the Named Executive Officers during the financial year ended December 31, 2005 under the Performance Unit Incentive Plan.

			Estimated Future Payouts Under
		Performance or	Non-Securities-Price-Based Plans
	Performance	Other Period	Threshold	Target	Maximum
	Units Granted	Until Maturation	(Number of	(Number of	(Number of Trust
Name	(#)	or Payout	Trust Units)	Trust Units)	Units)
Stephen J. Savidant	6,666	1 year(1)	Nil	Nil	Nil
	6,666	2 years	Nil	7,603	19,009
	6,668	3 years	Nil	7,606	19,014
Stephen B. Soules	6,666	1 year(1)	Nil	Nil	Nil
	6,666	2 years	Nil	7,603	19,009
	6,668	3 years	Nil	7,606	19,014
Paul B. Myers	15,000	1 year(1)	Nil	17,109	42,773
	10,000	2 years	Nil	11,406	28,516
	5,000	3 years	Nil	5,703	14,258
Gregory A. Jerome	10,000	1 year(1)	Nil	Nil	Nil
	6,666	2 years	Nil	7,603	17,108
	3,333	3 years	Nil	3,802	8,554
Patrick C. Connors	10,000	1 year(1)	Nil	Nil	Nil
	6,666	2 years	Nil	7,603	17,108
	3,333	3 years	Nil	3,802	8,554
Michael J. St. Clair	10,000	1 year(1)	Nil	Nil	Nil
	6,666	2 years	Nil	7,603	17,108
	3,333	3 years	Nil	3,802	8,554
Notes:

(1)	The performance period related to these Performance Units expired with no cash or Trust Units being issued in respect of such Performance Units.

(2)	Each of these awards were granted under the Performance Unit Incentive Plan as described under “Performance Unit Incentive Plan” below. Payouts under the Performance Unit Incentive Plan are determined based upon Esprit’s total Unitholder return relative to its peer group of energy trusts and such payouts may be made, at Esprit’s option, in cash or Trust Units. As Esprit’s current intention is to award payouts in Trust Units, the thresholds in the above table are represented in numbers of Trust Units. Included in such numbers are awards of additional Trust Units for the value of distributions paid on the Trust Units over the applicable performance period.

Trust Unit Ownership Guidelines for Executive Officers
The Board of Trustees has established Trust Unit ownership guidelines for each of the executive officers of the Corporation. The guideline level of ownership is 25,000 Trust Units for each of the Chief Executive Officer, and the Chief Financial Officer and Chief Operating Officer within three years of their appointment. All other executive officers are required under the ownership guidelines to own at least 10,000 Trust Units within three years of appointment with increasing requirements each year. As of the date hereof, all officers are in compliance with the Trust Unit ownership guidelines.
Performance Unit Incentive Plan
The Esprit Performance Unit Incentive Plan is designed to advance the interests of Esprit by providing the trustees of Esprit and directors, officers, employees of, or providers of services to, Esprit Exploration Ltd. and any of its subsidiaries the opportunity to participate in the creation of value in Esprit, thereby: (i) increasing the proprietary interests of such persons in Esprit; (ii) aligning the interests of such persons with the interests of Unitholders generally; (iii) encouraging such persons to remain associated with Esprit and its subsidiaries; and (iv) furnishing such persons with an additional incentive for their efforts on behalf of Esprit and its subsidiaries.
The Performance Unit Incentive Plan is a full-value unit plan using the value of Trust Units as the basis for the granting of Performance Units. Each Performance Unit is equal in value to one Trust Unit. The Board of Directors administers the plan and may designate which trustees of Esprit and directors, officers, employees and consultants of Esprit Exploration Ltd. are to be granted Performance Units. Eligible participants receive target level grants of Performance Units, which are settled at the end of a maximum three year term for each grant (a “Performance Period”). Grants of Performance Units are made at the beginning of the first year of the Performance Period and payout determinations under the Performance Unit Incentive Plan are made after the end of the Performance Period relating to such Performance Units. Vesting is based on time and performance conditions. Employees must be employed at the end of each Performance Period to qualify for awards under the Performance Unit Incentive Plan. Provision is made for the accelerated vesting of Performance Units in the event of a change of control of Esprit.
Actual payouts from the Performance Units depend on performance against selected performance measures (“Performance Measure”), which in turn determines a performance factor (“Performance Factor”). The Performance Measure currently selected by the Board of Directors is relative total Unitholder return (as compared against a peer group of Canadian oil and gas royalty trusts). A target level of performance (“Performance Target”) is set for each grant. Actual performance equaling the Performance Target will result in a Performance Factor of one (1.0). Actual performance exceeding the Performance Target will result in a higher Performance Factor and therefore higher than target level payouts. Actual performance below Performance Target will result in a lower Performance Factor and therefore lower than target level payouts. Final awards can therefore be larger or smaller than the target grant depending on Esprit’s actual performance over each Performance Period. Performance Units are not assignable.
Payouts under the Performance Unit Incentive Plan equal the value of the Performance Factor adjusted number of Performance Units multiplied by the market price of Trust Units at the end of the Performance Period plus the value of the accumulated distributions on these Performance Units over the Performance Period.
Payouts under the Performance Unit Incentive Plan may be in cash or Trust Units or some combination thereof at the discretion of the Board of Directors. A number of Trust Units are reserved for issuance under the Performance Unit Incentive Plan equal to 5% of the total of: (i) the number of Trust Units issued and outstanding from time to time; and (ii) the number of Trust Units issuable upon exchange of the Exchangeable Shares issued and outstanding from time to time. If any Performance Unit expires or terminates for any reason without Trust Units having been issued in respect thereof, the Trust Units issuable in respect thereof remain available for grant.
Executive Employment Contracts and Change of Control Arrangements
Each of Messrs. Savidant, Soules, Myers, Jerome, Connors and St. Clair has entered into an employment agreement with Esprit Exploration Ltd. Pursuant to such employment agreements, each individual is entitled to (i) an annual base salary; (ii) discretionary bonuses as determined by the Board of Directors; (iii) participate in Esprit’s Employee Unit Savings Plan; and (iv) participate in the granting from time to time of Performance Units under the Performance Unit Incentive Plan.

In the event of change of control of Esprit or Esprit Exploration Ltd. where Mr. Savidant is terminated by Esprit Exploration Ltd. within one year following the change of control or Mr. Savidant terminates his employment within 90 days of the change of control, Mr. Savidant shall be entitled to a sum of money equal to one year’s salary, bonus and benefits. Mr. Savidant may also terminate his employment on 60 days notice and receive a retirement allowance equal to 50% of the foregoing amounts plus an additional 1/12 of the retirement allowance for each month of service past October 1, 2005, to a maximum retirement allowance of one year’s salary, bonus and benefits.
In the event of a change of control of Esprit or Esprit Exploration Ltd. where Mr. Soules is terminated by Esprit Exploration Ltd. within one year following the change of control or Mr. Soules terminates his employment within 90 days of the change of control, Mr. Soules shall be entitled to a sum of money equal to one year’s salary, the average of his last two annual bonuses and one year’s benefits, in each case multiplied by a service factor (being a factor of one during the first two years of service after October 1, 2004, a factor of two for the next year of service and a factor of two and one-half thereafter). Mr. Soules may terminate his employment on 60 days notice and receive a retirement allowance equal to 50% of each of his salary, last annual performance bonus and benefits, plus an additional 1/12 of the said retirement allowance for each month of service past October 1, 2005, to a maximum retirement allowance of one and one-half year’s salary, bonus and benefits.
In the event of a change of control of Esprit or Esprit Exploration Ltd. where Mr. Myers is terminated by Esprit Exploration Ltd. within one year following the change of control or Mr. Myers terminates his employment within 90 days of the change of control, Mr. Myers shall be entitled to a sum of money equal to 1.5 times the total of his annual salary, the simple average of his most recent two annual performance bonuses and the amount paid by the Corporation for all benefits and perquisites.
In the event of a change of control of Esprit where Messrs. Connors, Jerome or St. Clair are terminated by Esprit Exploration Ltd. within one year following the change of control, each of such Named Executive Officers shall be entitled to a sum of money equal to one and one-half year’s salary plus one additional month’s salary for each one year of completed service past October 1, 2004 (to a maximum of an additional six months salary), the average of his last two annual bonuses and an amount of benefits equal to the number of months for which salary was paid in respect of the change of control.
In addition, in the event of a change of control, each Named Executive Officer’s unvested Performance Units granted under the Performance Unit Incentive Plan shall become fully vested and be paid out based upon performance at the time.
In respect of the employment agreements of Messrs. Savidant, Soules and Myers, a change of control occurs upon the happening of any of the following: (i) the acceptance by the holders of Trust Units representing more than 35% of the Trust Units of any offer for all Trust Units; (ii) the acquisition, by whatever means, of ownership or control of more than 35% of the Trust Units; (iii) the sale by Esprit of all or substantially all of its assets; (iv) the approval by the Board of Trustees or Unitholders to substantially liquidate the assets of Esprit or wind-up Esprit’s business or significantly rearrange the affairs of Esprit in one or more transactions or series of transactions; (v) individuals who were proposed as nominees to become members of the Board of Trustees immediately prior to a meeting of Unitholders involving a contest for or an item of business relating to the election of trustees, not constituting a majority of the Board of Trustees following such election; (vi) the resignation of any three independent members of the Board of Trustees on or about the same time; and (vii) any other event which in the opinion of the Board of Trustees reasonably constitutes a change of control. Additionally, a change of control shall also be deemed to have occurred upon a change of control in Esprit Exploration Ltd. in comparable circumstances to those set out for the Trust.
In respect of the employment agreements of Messrs. Connors, Jerome and St. Clair, a change of control occurs upon the happening of any of the following: (i) the acceptance by the holders of Trust Units representing more than 35% of the Trust Units of any offer for all Trust Units, provided that no change of control shall have occurred if upon completion of such transaction individuals who were members of the Board of Trustees immediately prior to such transaction constitute a majority of the Board of Trustees following such transaction; (ii) the acquisition, by whatever means, of ownership or control of more than 35% of the Trust Units; (iii) the sale by Esprit of all or substantially all of its assets; (iv) the approval by the Board of Trustees or Unitholders to substantially liquidate the assets of Esprit or wind-up Esprit’s business or significantly rearrange the affairs of Esprit in one or more transactions or series of transactions; (v) individuals who were proposed as nominees to become members of the Board of Trustees immediately prior to a meeting of Unitholders involving a contest for or an item of business relating to the election of trustees, not constituting a majority of the Board of Trustees following such election; and (vi) any other event which in the opinion of the Board of Trustees reasonably constitutes a change of control.
Composition of the Human Resources and Corporate Governance Committee
The Human Resources and Corporate Governance Committee is a committee of the Board of Directors and reports to that full board on, among other things, executive compensation matters.
The members of the Human Resources and Corporate Governance Committee for the year ended December 31, 2005 and presently are John E. Panneton (Chair), Donald R. Gardner, Eric L. Schwitzer and Douglas W. Palmer (member since February 2005). Mr. Donald R. Gardner served as Chief Financial Officer of Esprit Exploration Ltd. from December, 1999 until May, 2002.
Report on Executive Compensation
The Human Resources and Corporate Governance Committee monitored the executive compensation arrangements for Esprit Exploration Ltd. and its subsidiaries during 2005 as well as approving an overall “compensation philosophy” for the entire organization. In general, the Human Resources and Corporate Governance Committee considers and makes recommendations to the Board of Directors regarding the compensation arrangements for executive officers, including salaries, benefits, the establishment of bonus targets and allocations of bonuses and grants of Performance Units under the Performance Unit Incentive Plan, in each case taking into account information obtained by the Human Resources and Corporate Governance Committee independently. The philosophy of the Human Resources and Corporate Governance Committee is to attempt to ensure that the compensation of senior executives provides a competitive base compensation package and a strong link between corporate performance and compensation, in order to attract, retain and motivate highly qualified personnel. By placing more emphasis on variable compensation, a greater portion of the compensation of the executive officers is at risk and dependent upon increases in Esprit’s performance and Trust Unit price.
     Base Salaries and Benefits
In determining the remuneration of the executive officers of Esprit Exploration Ltd., the Human Resources and Corporate Governance Committee utilized industry assessments and competitive data for comparable-sized trusts within the oil and gas sector, from industry surveys. The Human Resources and Corporate Governance Committee considered the long-term interests and financial objectives of Esprit as well as individual performance and achievement. The group life, short-term disability, long-term disability, health and dental benefit plans of Esprit Exploration Ltd. are comparable to industry peers and are available to all permanent employees.
     Bonuses
The annual cash bonus program of Esprit Exploration Ltd. is based on a set of performance targets measured against both relative and absolute performance criteria. The Board of Directors approves the performance criteria at the beginning of each financial year. The criteria include: production growth; reserve replacement; finding, development and acquisition costs; pricing; operating costs and general and administrative costs. The bonus program is available to reward those employees who have made a contribution toward an increase in Unitholder value. The allocation of bonuses to the executive officers and other employees of Esprit Exploration Ltd. is made by taking into account salary and position and individual, team and department performance in relation to Esprit’s industry peers. Subsequent to year end, a total of $1,200,000 was paid to employees under the cash bonus program for recognition of corporate and individual performance in 2005.
     Performance Unit Incentive Plan
There were 526,901 Performance Units awarded under the Performance Unit Incentive Plan in 2005. Future awards will be considered by the Board of Directors on the recommendation of the President and Chief Executive Officer and the Human Resources and Corporate Governance Committee. Awards of Performance Units under the Performance Unit Incentive Plan to the President and Chief Executive Officer will be considered by the Board of Directors on the recommendation of the Human Resources and Corporate Governance Committee. 2005 was the first year in which Performance Units were granted. The outstanding Performance Units held by any given grantee are not a factor in determining whether and how many new Performance Units are granted to that grantee.
     Employee Unit Savings Plan
An additional element of the compensation program of Esprit Exploration Ltd. is the employee unit savings plan (the “EUSP”), which is available to all officers and employees. Each of the Named Executive Officers participate in the EUSP.

Participants may contribute up to 5% of their monthly base salary to the EUSP. In 2005, Esprit matched the participant’s contributions up to a maximum of 5% of the participant’s base salary. All of Esprit Exploration Ltd.’s contributions are used to purchase Trust Units in a RRSP account in the participant’s name. The participant’s contributions are used to purchase the Trust Units or a variety of other investment options. If the participant does not have adequate room in his or her RRSP then the units are purchased in a non-RRSP account. In determining contribution levels to the EUSP, Esprit Exploration Ltd. considers the fact that it does not have a pension plan. Effective January 1, 2006, Esprit Exploration Ltd. increased the matching component of its EUSP such that Esprit will match 150% of each participant’s contributions up to a maximum of 6% of the participant’s base salary.
Purchases of Trust Units with Esprit Exploration Ltd.’s contributions under the EUSP are made by a trustee in the open market through the Toronto Stock Exchange. All or any portion of participant contributions under the EUSP may, at the option of Esprit Exploration Ltd., be used to purchase Trust Units directly from treasury at the then current market price, as an alternative to the trustee purchasing Trust Units in the open market through the Toronto Stock Exchange.
The foregoing report on Executive Compensation is submitted by the Human Resources and Corporate Governance Committee on behalf of the Board of Directors.
John E. Panneton (Chair)
Donald R. Gardner
Eric L. Schwitzer
Douglas W. Palmer
Performance Graph
The following graph and table compare the yearly percentage change (converted into a fixed investment) in the cumulative Unitholder return on the Trust Units (assuming a $100 investment was made on October 5, 2004 and assuming the reinvestment of distributions) with the cumulative total return of the S&P TSX Composite Index for the period which commenced on October 5, 2004 and ended on December 31, 2005, assuming reinvestment of dividends.

	Cumulative Total Return
	October 5, 2004	December 31, 2004	December 31, 2005
Esprit Energy Trust	$100	$100	$118
S&P TSX Composite Index	$100	$105	$128
Compensation of Trustees
Each non-employee trustee of Esprit, other than the Chairman of the Board of Trustees, receives an annual fee of $20,000. The Chairman of the Board of Trustees receives an aggregate annual fee of $50,000. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000 and the Chairman of the Human Resources and Corporate Governance Committee receives an annual fee of $7,000. Members of each committee, excluding the chair, receive an annual retainer of $3,000.
Each non-employee trustee of Esprit, receives a fee of $1,500 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Non-employee trustees residing outside of Calgary, Alberta also receive a $1,000 attendance fee per trip. Trustees are reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as trustees.
For the fiscal year ended December 31, 2005, the aggregate compensation paid or payable to trustees of Esprit and directors of Esprit Exploration Ltd. in respect of meetings of the Board of Trustees, the Board of Directors and the committees thereof was $447,250.
Trust Unit Ownership Guidelines for Trustees
The Board of Trustees has established Trust Unit ownership guidelines for the trustees of Esprit. The guideline level of ownership is 12,500 Trust Units for each trustee within three years of their appointment. As at the date hereof, each of the trustees are in compliance with the Trust Unit ownership guidelines.
EQUITY COMPENSATION PLAN INFORMATION
Under the Performance Unit Incentive Plan, the Board of Directors may from time to time designate trustees of Esprit and directors, officers, employees of, or providers of services to, Esprit Exploration Ltd. to whom Performance Units of Esprit may be granted and the number of Performance Units to be granted to each. The following table sets forth certain information with respect to equity compensation plans of the Trust under which Units are authorized for issuance as at December 31, 2005.

	Number of Units to		Number of Units
	be issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights	warrants and rights	compensation plans
Equity compensation plans approved by Unitholders	N/A	N/A	3,330,555 (1)
Equity compensation plans not approved by Unitholders	Nil	N/A	Nil
Total	N/A	N/A	3,330,555 (1)

Note:
(1)	As at December 31, 2005, an aggregate of 3,330,555 Trust Units were reserved for issuance under the Performance Unit Incentive Plan, being a number equal to 5% of the number issued and outstanding Trust Units at such time (including Trust Units issuable on the exchange of Exchangeable Shares). Payouts under Performance Units granted under the Performance Unit Incentive Plan are determined based upon performance results evaluated at the time of payout against pre-selected Performance Measures, which payouts may be satisfied by Esprit through the issuance of Trust Units. Therefore, the aggregate number of Trust Units issuable under the terms of outstanding Performance Units may not be determined until the time of payout, although under the terms of the Performance Unit Incentive Plan the aggregate number of Trust Units issuable may not exceed the number reserved under the Performance Unit Incentive Plan at such time.
INDEBTEDNESS OF TRUSTEES AND EXECUTIVE OFFICERS
Aggregate Indebtedness
The following table sets forth the aggregate indebtedness of all executive officers, directors, employees and former executive officers, directors and employees to Esprit, Esprit Exploration Ltd. or any of their subsidiaries outstanding as at March 15, 2006.

	Aggregate Indebtedness ($)
Purpose	To Esprit or its Subsidiaries	To Another Entity
Security purchases	414,999.33 (1)	Nil
Other	Nil	Nil

Note:
(1)	The amount of indebtedness relates to loans granted to a former executive of Esprit Exploration Ltd. who resigned in June 2000 for share purchases between 1993 and 1999. It is no longer Esprit’s practice to make loans to its employees for purchase of shares.
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS
Other than as discussed herein, there are no material interests, direct or indirect, of trustees of Esprit, directors, executive officers or senior officers of Esprit Exploration Ltd., or any Unitholder who beneficially owns, directly or indirectly, more than 10% of the outstanding Trust Units or any known associate or affiliate of such persons, in any transaction since the commencement of Esprit’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect Esprit or Esprit Exploration Ltd.
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
The Board of Trustees and the Board of Directors (together, the “Board”) recognize that effective corporate governance is critical to the continued and long-term success of Esprit by helping to maximize Unitholder value over time. Esprit continues to update and modify its governance practices, and has recently done so with respect to the matters addressed by National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines, as adopted by the Canadian Securities Administrators with an effective date of June 30, 2005.
The governance policies and practices of Esprit have been developed under the guidance of the Human Resources and Corporate Governance Committee of the Board of Directors. The Human Resources and Corporate Governance Committee continuously reviews the governance policies and practices of Esprit to ensure that Esprit complies with all applicable legal requirements.
A description of Esprit’s governance practices and policies with reference to the items set forth in NI 58-101 is attached hereto as
Appendix “A”.
Mandates and Composition of the Board
The Board of Trustees and Board of Directors are comprised of the same members. The Board of Trustees and Board of Directors are each comprised of eight members, a size that Esprit believes is commensurate with the complexity of Esprit’s business.
The Board of Trustees is responsible for the stewardship and the affairs of Esprit. The Board of Trustees seeks to discharge such responsibility by reviewing and discussing Esprit’s investment in Esprit Exploration Ltd., and monitoring the stewardship of the Board of Directors. The Board of Trustees is responsible for establishing and maintaining a culture of integrity in the conduct and affairs of Esprit, with the best interests of Esprit being the paramount concern. The responsibilities and obligations of the Board of Trustees are set forth in a written mandate of the Board of Trustees, a copy of which is attached hereto as Appendix “B”. The Board of Trustees annually reviews its mandate and considers changes as appropriate.
The Board of Trustees is composed of eight members. Six of the eight persons nominated for election to the Board of Trustees at the Meeting, Messrs. D. Michael G. Stewart, Donald R. Gardner, John E. Panneton, Eric L. Schwitzer, W. Mark Schweitzer and Douglas W. Palmer are considered to be independent trustees. For further information in this regard, see Appendix “A” hereto.
The Board of Directors’ fundamental objectives are to enhance and preserve long-term shareholder value and, as a result, Unitholder value, and to ensure Esprit Exploration Ltd. meets its obligations on an ongoing basis and that it operates in a reliable and safe manner. The mandate of the Board of Directors, as prescribed by corporate statute, is to manage or supervise the management of the business and affairs of Esprit Exploration Ltd., and to act honestly and in good faith with a view to the best interests of Esprit Exploration Ltd. In performing its functions, the Board of Directors also considers the legitimate interests its other stakeholders, such as employees and communities, may have in Esprit Exploration Ltd. and Esprit. In broad terms, the Board of Directors is involved in strategic planning, financial reporting, risk management and risk mitigation, composition of senior management, communication planning and internal control integrity. The responsibilities and obligations of the Board of Directors are set forth in a written mandate of the Board of Directors, a copy of which is attached hereto as Appendix “C”. The Board of Directors annually reviews its mandate and considers changes as appropriate.
The Board of Directors is composed of eight members. Persons elected to the Board of Trustees at the Meeting will also be appointed to the Board of Directors. Six of the eight persons nominated for election to the Board of Trustees at the Meeting, who if elected will also be appointed to the Board of Directors, Messrs. D. Michael G. Stewart, Donald R. Gardner, John E. Panneton, Eric L. Schwitzer, W. Mark Schweitzer and Douglas W. Palmer are considered to be independent directors. For further information in this regard, see Appendix “A” hereto.
Committees of the Board and Composition
The standing committees of the Board of Trustees and Board of Directors are an integral part of governance structure of Esprit as they facilitate effective board decision-making by providing recommendations on matters within their respective responsibilities. The Board of Trustees has one committee, the Audit Committee, and the Board of Directors has one committee, the Human Resources and Corporate Governance Committee. Each committee consists of a minimum of three trustees or directors, as applicable, and there is a requirement that all committee members shall be independent. One member of each committee is designated as Chair. Each member of the Audit Committee is required to be “financially literate” (i.e., possess the ability to read and understand financial statements). The Boards give consideration to the periodic rotation of membership of each committee and, from time to time as the Boards see fit, chairmanship of the committees.
     Audit Committee
The Audit Committee has been established to assist the Board of Trustees of Esprit in carrying out its oversight responsibility for Esprit’s and its subsidiaries’ and affiliates’ internal controls, financial reporting and risk management processes. The Audit Committee has unrestricted access to personnel and documents and is provided with the resources necessary to carry out its responsibilities. The Audit Committee and the external auditors meet at least quarterly without the presence of Esprit management to review any areas of material disagreement between management and the external auditors or other issues of concern, including assessing the cooperation received by the auditors in the conduct of their audit and their access to all requested records, data and information. As necessary or desirable, any member of the Audit Committee may also request that the external auditors be present at any other meetings of the Audit Committee.
The responsibilities and obligations of the Audit Committee are set forth in a written mandate, a copy of which is attached hereto as Appendix “D”. The Audit Committee annually reviews its mandate and considers changes as appropriate.
The Audit Committee is currently comprised of Messrs. W. Mark Schweitzer (Chair), Donald R. Gardner, Eric L. Schwitzer and Douglas W. Palmer, each of whom is independent and financially literate. The Chair of the Board of Trustees is ex officio a member of the Audit Committee.
A description of certain matters relating to the Audit Committee is set forth under the heading “Audit Committee Matters” in the AIF, a copy of which is available on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com.
     Human Resources and Corporate Governance Committee
The Human Resources and Corporate Governance Committee has been established to assist the Board of Directors in reviewing and making recommendations to the Board of Directors in respect of (i) human resource policies, practices and structures; (ii) matters related to corporate governance, (iii) the nomination of candidates for election to the Board; and (iv) matters related to the compensation of executive officers of the Corporation and members of the Board.
The responsibilities and obligations of the Human Resources and Corporate Governance Committee are set forth in a written mandate, a copy of which is attached hereto as Appendix “E”. The Human Resources and Corporate Governance Committee annually reviews its mandate and considers changes as appropriate.
The Human Resources and Corporate Governance Committee is currently comprised of Messrs. John E. Panneton (Chair), Donald R. Gardner, Eric L. Schwitzer and Douglas W. Palmer, each of whom is independent. The Chair of the Board of Directors is ex officio a member of the Human Resources and Corporate Governance Committee.
Meetings of the Board and the Committees
Each of the Board of Trustees and the Board of Directors meet in person at least five times annually. In addition to regular quarterly meetings, once per year the Board of Trustees and Board of Directors meet with the management team for two days of business discussions and strategy planning. The Board of Trustees and Board of Directors hold additional unscheduled meetings from time-to-time as business needs require. The Board of Trustees held 12 meetings in Esprit’s last financial year, eight times in person and four times by telephone conference call. The Board of Directors held 19 meetings in Esprit’s last financial year, 10 times in person and nine times by telephone conference call.
Regular meetings of the committees are held throughout the year as required, and the Audit Committee meets at least four times per year in conjunction with the review and approval of annual and quarterly financial statements, management discussion and analysis and reports to Unitholders. Each committee can hold unscheduled additional meetings from time to time as business needs require or as may be requested by a member of the Board of Trustees or Board of Directors. The Audit Committee held seven meetings in Esprit’s last financial year, five times in person and two times by telephone conference call. The Human Resources and Corporate Governance Committee held seven meetings in Esprit’s last financial year, five times in person and two times by telephone conference call.
The following table reflects the attendance of each of the trustees/directors for the year ended December 31, 2005 for meetings of the Board of Trustees and Board of Directors and committees of which each was a member.

Number of Meetings Attended
	Board	Board
	of	of
Trustee/Director	Trustees	Directors	Committee
D. Michael G. Stewart	12/12	19/19	13/14

Donald R. Gardner	11/12	19/19	14/14

John E. Panneton	12/12	18/19	7/7

Eric L. Schwitzer	12/12	18/19	14/14

W. Mark Schweitzer(1)	9/10	17/18	5/5

Douglas W. Palmer(1)	10/10	16/18	11/11

Stephen J. Savidant	12/12	19/19	N/A

Stephen B. Soules	12/12	19/19	N/A

Note:
(1)	Messrs. Schweitzer and Palmer were appointed to the Board of Trustees and Board of Directors on February 16, 2005 and their attendance is for those meetings held after their appointment.
Code of Business Ethics
Esprit has adopted a Code of Business Ethics and Conduct (the “Code”), which applies to all trustees of Esprit and directors, officers, employees and consultants of Esprit Exploration Ltd. The Code affirms Esprit’s policy that the conduct of every trustee, director, officer, employee and consultant is based upon the highest ethical standards. The Code also contains Esprit’s “whistle blower” policy, which sets forth the procedure for individuals to make complaints regarding accounting and financial reporting matters or any other matter on a confidential and anonymous basis. Complaints regarding accounting and financial reporting matters are handled by the Chair of the Audit Committee, an independent member of the Board of Trustees, and complaints other than accounting and financial reporting matters are handled by the appropriate senior officer of Esprit. Complaints relating to matters other than accounting and financial reporting but involving a senior officer of Esprit Exploration Ltd. are handled by the Chairman of the Board of Trustees, who is also an independent member of the board. Every trustee, director, officer employee and consultant is required to sign and acknowledge their compliance with the Code. Each quarter, management reports to the Audit Committee as to whether there has been any breaches of the Code or reports under the “whistle blower” policy. A copy of the Code is available on the SEDAR website at www.sedar.com.
ADDITIONAL INFORMATION
Additional information relating to Esprit is available on the SEDAR website at www.sedar.com. Financial information of Esprit is provided in the comparative financial statements and management discussion and analysis of Esprit for the most recently completed financial year. Copies of the financial statements, management discussion and analysis and annual information form of Esprit may be obtained from the Secretary of Esprit at Suite 900, 606 – 4th Street S.W., Calgary, Alberta T2P 1T1 or by facsimile at (403) 213-3735.

APPENDIX “A”	STATEMENT OF CORPORATE GOVERNANCE PRACTICES
The governance practices of Esprit in relation to the disclosure requirements of NI 58-101, taking into account the particular structure of Esprit, are set out below.

Governance Disclosure Guideline under NI 58-101			Governance Procedures at Esprit
1.	Board of Trustees and Board of Directors

	(a)	Disclose the identity of Trustees/Directors who are independent.	Messrs. D. Michael G. Stewart, Donald R. Gardner, John E. Panneton, Eric L. Schwitzer, W. Mark Schweitzer and Douglas W. Palmer are independent Trustees/Directors.

	(b)	Disclose the identity of Trustees/Directors who are not independent, and describe the basis for that determination.	Messrs. Savidant and Soules, current Trustees/Directors, and Mr. Myers, a nominee for election as a Trustee/Director, are not independent Trustees/Directors due to their positions as officers of the Corporation.

	(c)	Disclose whether or not a majority of Trustees/Directors are independent. If a majority of Trustees/Directors are not independent, describe what the Board does to facilitate its exercise of independent judgment in carrying out its responsibilities.	A majority of the nominees to the Board of Trustees and Board of Directors, specifically six of the eight members thereof, are independent.

	(d)	If a Trustee or Director is presently a trustee or director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the Trustee/Director and the other issuer.	The following Trustees and Directors currently serve on the board of the reporting issuers (or equivalent) listed below[1]:
			D. Michael G. Stewart:	Canadian Energy Services Inc. (managing partner of Canadian Energy Services L.P.)

			Donald R. Gardner:	Intermap Technologies Corporation Canadian Spirit Resources Inc.

			John E. Panneton:	Viceroy Homes Limited

			Eric L. Schwitzer:	Versacold Income Fund
SNP Health Split Corp.
SNP Split Corp. Pitchstone Exploration Ltd.

(e)	Disclose whether or not the independent Trustees/Directors hold regularly scheduled meetings at which members of management are not in attendance. If the independent Trustees/Directors hold such meetings, disclose the number of meetings held during the preceding 12 months. If the independent Trustees/Directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent Trustees/Directors.	Following each meeting, the Board conducts “in camera” sessions, at which members of management are not in attendance. As such, the number of in camera meetings held during the preceding 12 months is equal to the number of Board meeting held during such time as set forth under “Statement of Corporate Governance Practices — Meetings of the Board and the Committees” in the Information Circular.

All of the members of the committees of the Board are independent Directors/Trustees and management is not present for a portion of each of such meetings. The number of committee meetings held during the preceding 12 months is set forth under “Statement of Corporate Governance Practices — Meetings of the Board and the Committees” in the Information Circular.

	(f)	Disclose whether or not the chair of the Board is independent. If the Board has a chair or lead Trustee/Director who is an independent Trustee/Director, disclose the identity of the independent chair or lead Trustee/Director, and describe his or her role and responsibilities. If the Board has neither a chair that is independent nor a lead Trustee/Director that is independent, describe what the Board does to provide leadership for its independent	Mr. D. Michael G. Stewart, the Chair of each of the Board of Trustees and the Board of Directors, is independent. The role and responsibilities of the Chair of the Board of Trustees and the Board of Directors is described in the Chair’s position description, which is available on the SEDAR website at www.sedar.com.

[1]	Unless otherwise indicated, all issuers noted above are reporting issuers in one or more Canadian Jurisdictions.

Trustees/Directors.

	(g)	Disclose the attendance record of each Trustee/Director for all Board meetings held since the beginning of the issuer’s most recently completed financial year.	The attendance record of each Trustee/Director for all Board meetings held during the year ended December 31, 2005 is disclosed under “Statement of Corporate Governance Practices — Meetings of the Board and the Committees” in the Information Circular.

2.	Mandates of the Board of Trustees and the Board of Directors

	Disclose the text of the Boards’ written mandates. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.		The mandate of the Board of Trustees is attached as Appendix “B” to the Information Circular. The mandate of the Board of Directors is attached as Appendix “C” to the Information Circular.

3.	Position Descriptions

	(a)	Disclose whether or not the Board has developed written position descriptions for the chair and the chair of each Board committee. If the Board has not developed written position descriptions for the chair and/or the chair of each Board committee, briefly describe how the board delineates the role and responsibilities of each such position.	The Boards have developed written position descriptions for the Chair of the Board of Trustees and Board of Directors and the Chair of each committee of the Board, specifically the Audit Committee and the Human Resources and Corporate Governance Committee.

	(b)	Disclose whether or not the Board and CEO have developed a written position description for the CEO. If the Board and CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the CEO.	The Board has developed a written position description for the CEO.

4.	Orientation and Continuing Education

(a)	Briefly describe what measures the Board takes to orient new trustees regarding (i) the role of the Board, its committees and its Trustees/Directors, and (ii) the nature and operation of the issuer’s business.	Senior management of Esprit oversees an orientation program for new Trustees and Directors, which provides an overview of Esprit’s history and development, a discussion regarding personnel matters, an examination of Esprit’s assets and financial position, and a review of the Trust’s strategy and execution, as well as significant issues facing the business.

Esprit has developed a Board manual containing Esprit’s public disclosure documents, meeting minutes, written policies and guidelines and relevant business and operational information. The manual is updated as required.

	(b)	Briefly describe what measures, if any, the Board takes to provide continuing education for its Trustees/Directors. If the Board does not provide continuing education, describe how the board ensures that its Trustees/Directors maintain the skill and knowledge necessary to meet their obligations as Trustees/Directors.	Esprit undertakes ongoing education efforts that include regular briefings from management on industry and market developments. The Board is also provided with information and briefings on new regulations and legislation respecting accounting and forecast standards and reporting and disclosure requirements. Furthermore, each director has a budget for external educational initiatives.

5.	Ethical Business Conduct

	(a)	Disclose whether or not the Board has adopted a written code for the Trustees/Directors, officers and employees. If the Board has adopted a written code: (i) disclose how a person or company may obtain a copy of the code; (ii) describe how the Board monitors compliance with its code, or if the Board does not monitor compliance, explain whether and how the Board satisfies itself regarding compliance with its code; and (iii) provide a cross-reference to any material change report filed since the beginning of the issuer’s most	The Board has developed a Code of Business Ethics and Conduct, which is available on the SEDAR website at www.sedar.com. The Code of Business Ethics and Conduct, including the manner in which the Board monitors compliance with the code, is described under “Statement of Corporate Governance Practices — Code of Business Ethics” in the Information Circular.

recently completed financial year that pertains to any conduct of a trustee or executive officer that constitutes a departure from the code.

(b)	Describe any steps the Board takes to ensure Trustees/Directors’ independent judgment in considering transactions and agreements in respect of which a Trustee/Director or executive officer has material interest.	Esprit’s Code of Business Ethics and Conduct provides that Trustees/Directors should not enter into any transaction or engage in any practice directly or indirectly, which would tend to influence him or her to act in any manner other than in the best interests of the Corporation.

In those circumstances where a Trustee/Director has a direct or indirect interest in a material contract or material transaction which involves the Corporation, the Director is subject to the requirements of the Canada Business Corporations Act and further required by the Code of Business Ethics and Conduct to declare their interest and abstain from voting on the contract or transaction.

	(c)	Describe any other steps the Board takes to encourage and promote a culture of ethical business conduct.	Officers and employees of Esprit are required, upon commencement of their employment, to certify compliance with Code of Business Ethics and Conduct. Esprit also conducts reference checks on new employees and conducts thorough interviews prior to hiring any new employees.

6.	Nomination of Trustees/Directors

	(a)	Describe the process by which the Board identifies new candidates for Board nomination.	The Human Resources and Corporate Governance Committee serves as the nominating committee of the Board. The Human Resources and Corporate Governance Committee identifies potential candidates and reviews the qualifications of potential candidates for the Board. In particular, the Human Resources and Corporate Governance Committee assesses, among other factors, industry experience, functional expertise, financial literacy and expertise, board experience and diversity of background. The Human Resources and Corporate Governance Committee also considers potential conflicts arising in connection with potential candidates for the Board. Upon such review, and after conducting appropriate due diligence, the Human Resources and Corporate Governance Committee makes recommendations on candidates to the Board.

	(b)	Disclose whether or not the Board has a nominating committee composed entirely of independent Trustees/Directors. If the Board does not have a nomination committee composed entirely of independent Trustees/Directors, describe what steps the Board takes to encourage an objective nomination process.	The Human Resources and Corporate Governance Committee of the Board of Directors serves as the nominating committee of the Board and is composed of four independent Directors.

(c)	If the Board has a nomination committee, describe the responsibilities, powers and operation of the nominating committee.	The Human Resources and Corporate Governance Committee has been established to assist the Board of Directors in reviewing and making recommendations to the Board of Directors in respect of, among other things, the nomination of candidates for election to the Board. The Human Resources and Corporate Governance Committee is composed of three independent Directors.

For further information concerning the responsibilities, powers and operation of the Human Resources and Corporate Governance Committee, see “Statement of Corporate Governance Practices - Committees of the Board and Composition” and the text of the mandate of the Human Resources and Corporate Governance Committee attached as Appendix “E” to the Information Circular.

7.	Compensation

	(a)	Describe the process by which the Board determines the compensation for the issuer’s Trustees/Directors and officers.	The Human Resources and Corporate Governance Committee serves as the compensation committee of the Board. The Human Resources and Corporate Governance Committee is responsible for the Corporation’s approach to human resource issues, including the compensation of Trustees/Directors and officers and makes recommendations to the Board of Directors in those matters. In serving this function, the Human Resources and Corporate Governance Committee surveys the compensation levels of Esprit’s peers on an ongoing basis and obtains the advice of industry consultants from time to time.

	(b) Disclose whether or not the Board has a compensation committee composed entirely of independent Trustees/Directors. If the Board does not have a compensation committee composed entirely of independent Trustees/Directors, describe what steps the Board takes to ensure an objective process for determining such compensation.	The Human Resources and Corporate Governance Committee of the Board of Directors serves as the compensation committee of the Board and is composed of four independent Directors.

(c)	If the Board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.	The Human Resources and Corporate Governance Committee has been established to assist the Board of Directors in reviewing and making recommendations to the Board of Directors in respect of, among other things, matters related to the compensation of executive officers of the Corporation and members of the Board. The Human Resources and Corporate Governance Committee is composed of four independent Directors.

For further information concerning the responsibilities, powers and operation of the Human Resources and Corporate Governance Committee, see “Statement of Corporate Governance Practices - Committees of the Board and Composition” and the text of the mandate of the Human Resources and Corporate Governance Committee attached as Appendix “E” to the Information Circular.

	(d) If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s Trustees/Directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that face and briefly describe the nature of the work.	Esprit did not retain any compensation consultant or advisor during the year ended December 31, 2005.

8.	Other Board Committees

	If the Board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	The Board does not have any standing committees other than the Audit Committee and the Human Resources and Corporate Governance Committee. The Human Resources and Governance Committee also serves the functions normally performed by a Compensation and Nominating Committee.

9.	Assessments

Disclose whether or not the Board, its committees and individual Trustees/Directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees, and its individual trustees are performing effectively.	The Human Resources and Corporate Governance Committee reviews the effectiveness of the Board, its committees and individual Trustees/Directors.

Under the direction of the Human Resources and Corporate Governance Committee, Esprit has developed a Board effectiveness questionnaire which is completed on an annual basis. The Human Resources and Corporate Governance Committee reviews recommendations arising out of the questionnaire and implements such changes arising therefrom as it considers appropriate.

APPENDIX “B”	MANDATE OF THE BOARD OF TRUSTEES
The term “Trust” herein shall refer to Esprit Energy Trust and the term “Board” shall refer to the board of Trustees of the Trust.
The Board is responsible for the stewardship of the affairs of the Trust. The Board seeks to discharge such responsibility by reviewing and discussing the Trust’s investments, and in particular the Trust’s interest in Esprit Exploration Ltd. (“Esprit”), and monitoring the stewardship of Esprit by Esprit’s board of directors.
The Board is responsible for establishing and maintaining a culture of integrity in the conduct of the affairs of the Trust. The best interests of the Trust must be paramount at all times.
DUTIES OF TRUSTEES
The Board discharges its responsibilities directly and through an Audit Committee comprised of certain of its members. The Board’s primary role is of overseeing the affairs of the Trust and its principal duties include, but are not limited to the following categories:
Oversight of Trust
1.	The Board has the responsibility for the overall management of the Trust, including strategy and operations to ensure the long term success of the Trust and to maximize total unitholder return.

2.	The Board’s responsibility includes ensuring that the Trust operates in accordance with the terms of the Trust Indenture dated August 16, 2004 pursuant to which the Trust was created, the Amended and Restated Trust Indenture dated September 30, 2004 and June 30, 2005, and any further amendments or restatements thereof (collectively the “Trust Indenture”).

3.	The Board retains the responsibility for managing its own affairs by giving its approval for its composition, the selection of the Chair of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee mandates and trustee compensation.

4.	The Board may delegate to committees or otherwise in accordance with the Trust Indenture matters it is responsible for, including the approval of financial results, the oversight of internal control systems and the approval of continuous disclosure documents, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

5.	The Board is responsible for reviewing and approving material transactions involving the Trust and those matters which the Board is required to approve under the Trust Indenture including the establishment of the Trust’s distribution policy, the payment of distributions, the purchase and issuance of units, acquisitions and dispositions of material assets by the Trust and material expenditures by the Trust.
Monitoring of Performance of Esprit and Other Financial Reporting Matters
1.	The Board will review and question the strategies and plans of Esprit. The Board is responsible for considering appropriate measures it may take as an investor in Esprit if the performance of Esprit falls short of its goals or if other special circumstances warrant.

2.	The Board may, in accordance with the Trust Indenture, delegate operational related matters relating to Esprit to the board of directors of Esprit and has done so by virtue of an Administration Agreement dated September 30, 2004 and, in respect of such delegation, the Board shall monitor and oversee compliance with the terms of such Administration Agreement by Esprit.

3.	The Board shall be responsible for approving the annual audited financial statements and the notes thereto and management’s discussion and analysis accompanying such financial statements and any press releases related thereto.

B-2
4.	The Board shall be responsible for approving the quarterly unaudited financial statements and the notes thereto and management’s discussion and analysis accompanying such financial statements and any press releases related thereto.
Policies and Procedures
1.	The Board is responsible for:
(a)	approving and monitoring compliance with all significant policies and procedures by which the Trust is operated;

(b)	approving policies and procedures designed to ensure that the Trust operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

(c)	enforcing obligations of the trustees respecting confidential treatment of the Trust’s proprietary information and Board deliberations; and

(d)	ensuring that individual trustees are appropriately prepared for meetings of the Board and maintain an acceptable attendance record.
Communications and Reporting
1.	The Board is responsible for:
(a)	overseeing the accurate reporting of the financial performance of the Trust to unitholders, other security holders and regulators on a timely and regular basis;

(b)	overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

(c)	ensuring the integrity of the internal control and management information systems of the Trust;

(d)	taking steps to ensure the timely disclosure of any other developments that have a significant and material impact on the Trust;

(e)	reporting annually to unitholders on its stewardship for the preceding year;

(f)	reviewing periodically the investor relations and communications strategy of the Trust; and

(g)	overseeing the Trust’s implementation of systems which accommodate feedback from unitholders. Unitholders wishing to communicate directly with the independent directors may send private and confidential correspondence to Esprit Energy Group, suite 900, 606-4th Street S.W., Calgary, Alberta, T2P 1T1, Attention: Chairman. Such correspondence will be delivered, unopened, to the Chairman of the Board of Trustees.

APPENDIX “C”	MANDATE OF THE BOARD OF DIRECTORS
Policy Statement
The Board of Directors (the “Board”) of Esprit Exploration Ltd. (the “Corporation”) has the responsibility to oversee the conduct of the business of the Corporation and to oversee the activities of management who are responsible for the day-to-day conduct of the business of the Corporation.
Recognizing that the Corporation is wholly owned by Esprit Energy Trust (the “Trust”) and, pursuant to the Administration Agreement dated September 30, 2004 between the Trust and the Corporation, the Corporation has the responsibility to carry on the business of the Trust, the Board has adopted this Mandate in furtherance of discharging its duties under such Administration Agreement.
Composition and Operation
The Board is to be constituted of a majority of individuals who qualify as unrelated directors. An unrelated director is one who is independent of management and is free from any interest and any business or other relationship which could or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the Corporation or the Trust other than interests and relationships arising from securityholdings of the Trust or the Corporation.
The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board retains the responsibility of managing its own affairs including selecting its Chairman, constituting committees of the full Board and determining compensation for the directors. Subject to the Articles and By-Laws of the Corporation and the Canada Business Corporations Act, the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.
Responsibilities
The Board’s fundamental objectives are to enhance and preserve long-term shareholder and, as a result, total unitholder return, to ensure the Corporation meets its obligations on an ongoing basis (including payments on the outstanding notes from the Corporation to the Trust) and that the Corporation operates in a reliable and safe manner. In performing its functions, the Board should also consider the legitimate interests its other stakeholders such as employees, customers and communities may have in the Corporation and the Trust. In broad terms, the stewardship of the Corporation involves the Board in strategic planning, financial reporting, risk management and mitigation, composition of senior management, communication planning and internal control integrity.
Specific Duties
1.	Legal Requirements
(a)	The Board has the oversight responsibility for meeting the Corporation’s legal requirements and for properly preparing, approving and maintaining the Corporation’s documents and records.

(b)	The Board has the statutory responsibility to:
(i)	manage the business and affairs of the Corporation;

(ii)	act honestly and in good faith with a view to the best interests of the Corporation;

(iii)	exercise the care, diligence and skill that responsible, prudent people would exercise in comparable circumstances; and

(iv)	act in accordance with its obligations contained in the Canada Business Corporations Act and the regulations thereto, the Articles and By-Laws of the Corporation, and other relevant legislation and regulations.
(c)	The Board has the statutory responsibility for considering the following matters (where applicable) as a full Board which in law may not be delegated to management or to a committee of the Board:

(i)	any submission to the shareholders of a question or matter requiring the approval of the shareholders;

(ii)	the filling of a vacancy among the Directors;

(iii)	the issuance of securities;

(iv)	the declaration of dividends;

(v)	the purchase, redemption or any other form of acquisition of shares issued by the Corporation;

(vi)	the payment of a commission to any person in consideration of his/her purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares;

(vii)	the approval of management proxy circulars; and

(viii)	the approval of any take-over bid circular or directors’ circular.
2.	Independence

The Board shall have the responsibility to:
(a)	implement appropriate structures and procedures to permit the Board to function independently of management;

(b)	implement a system which enables an individual director to engage an outside advisor at the expense of the Corporation in appropriate circumstances; and

(c)	provide an orientation and education program for newly appointed members of the Board.
3.	Corporate Governance

The Board shall, with the assistance of the Human Resources and Corporate Governance Committee, develop and maintain the Corporation’s approach to corporate governance.

4.	Strategy Determination

The Board shall:
(a)	adopt and annually review a strategic planning process and approve the corporate strategic plan, which takes into account, among other things, the opportunities and risks of the business; and

(b)	annually review operating and financial performance results relative to established strategy, budgets and objectives.
5.	Managing Risk

The Board has the responsibility to understand the principal risks of the business in which the Corporation is engaged, to achieve a proper balance between risks incurred and the potential return to shareholders and, as a result, unitholders, and to confirm that there are systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Corporation.

6.	Appointment, Training and Monitoring of Senior Management

The Board shall:
(a)	appoint the Chief Executive officer (“CEO”) and senior officers, approve (upon recommendations from the Human Resources and Corporate Governance Committee) their compensation, and monitor the CEO’s performance against a set of mutually agreed corporate objectives directed at maximizing shareholder value;

(b)	ensure that a process is established that adequately provides for succession planning including the appointment, training and monitoring of senior management; and

(c)	establish limits of authority delegated to management.

7.	Reporting and Communication

The Board has the responsibility to:
(a)	verify that the Corporation has in place policies and programs to enable the Corporation, for and on behalf of the Trust, to communicate effectively with the Trust’s unitholders, other stakeholders and the public generally;

(b)	verify that the financial performance of the Corporation and the Trust is reported to unitholders of the Trust, other security holders and regulators on a timely and regular basis;

(c)	verify that the financial results are reported fairly and in accordance with generally accepted accounting standards;

(d)	verify the timely reporting of any other developments that have a significant and material impact on the value of the Corporation; and

(e)	report annually to unitholders of the Trust on its stewardship of the affairs of the Corporation for the preceding year.
8.	Monitoring and Acting

The Board has the responsibility to:
(a)	oversee the Corporation’s compliance with applicable audit, accounting and reporting requirements;

(b)	verify that the Corporation operates at all time within applicable laws and regulations to the highest ethical and moral standards;

(c)	approve and monitor compliance with significant policies and procedures by which the Corporation is operated;

(d)	monitor the Corporation’s progress towards its goals and objectives and to revise and alter its direction through management in response to changing circumstances;

(e)	take such action as it determines appropriate when performance falls short of its goals and objectives or when other special circumstances warrant; and

(f)	verify that the Corporation has implemented adequate internal control and information systems which ensure the effective discharge of its responsibilities.
9.	Disclosure of Oil and Gas Activities

The Board shall have the responsibility to oversee and review the evaluation and reporting of the Corporation’s oil and gas activities in accordance with the Corporate Reserves Policy and Practices and in executing its responsibilities thereunder shall appoint and maintain direct contact with the independent reserves evaluators of the oil and gas assets of the Corporation, review the Corporation’s procedures for providing information to the independent reserves evaluators and review and approve filings relating to disclosure of its oil and gas activities prescribed by National Instrument 51-101 in a timely manner to ensure compliance with National Instrument 51-101.

10.	Environmental, Health and Safety Matters

The Board shall review the effectiveness and adequacy of safety and environmental control, reporting, training and response procedures which may include:
(a)	discussing the Corporation’s safety and environmental policies with management;

(b)	discussing safety and environment standards with management in relation to current regulations;

(c)	reviewing the Corporation’s procedures for identifying, controlling, reporting and responding to safety and environmental incidents;

(d)	monitoring the Corporation’s safety and environmental training and staff evaluation practices;

(e)	reviewing the Corporation’s system of record keeping and obtaining base-line environmental data;

(f)	reviewing the Corporation’s methods of evaluating compliance with the Corporation’s policies and regulatory requirements and discussing the results with management; and

(g)	reviewing the Corporation’s accounting and reporting of environmental costs, liabilities and contingencies.
11.	Other Activities
(a)	The Board shall prepare and distribute the schedule of Board meetings for each upcoming year.

(b)	The Board may perform any other activities consistent with this mandate, the By-Laws of the Corporation and any other governing laws as the Board determines necessary or appropriate.

APPENDIX “D”	MANDATE OF THE AUDIT COMMITTEE
Policy Statement
It is the policy of Esprit Energy Trust (the “Trust”) to establish and maintain an Audit Committee, composed entirely of independent trustees, to assist the Board of Trustees (the “Board”) in carrying out their oversight responsibility for the Trust’s and its subsidiaries and affiliates (collectively “Esprit”) internal controls, financial reporting and risk management processes. The Audit Committee will be provided with resources commensurate with the duties and responsibilities assigned to it by the Board including administrative support. If determined necessary by the Audit Committee, it will have the discretion to institute investigations of improprieties, or suspected improprieties within the scope of its responsibilities, including the standing authority to retain special counsel or experts.
Composition of the Committee
1.	The Audit Committee shall consist of at least three trustees. The Board shall appoint the members of the Audit Committee and may seek the advice and assistance of the Human Resources and Corporate Governance Committee of its subsidiary Esprit Exploration Ltd. (the “Corporation”) in identifying qualified candidates. The Board shall appoint one member of the Audit Committee to be the Chair of the Audit Committee.

2.	Each trustee appointed to the Audit Committee by the Board shall be an outside trustee who is unrelated. An outside, unrelated trustee is a trustee who is independent of management and is free from any interest, any business or other relationship which could, or could reasonably be perceived, to materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. In determining whether a director is independent of management, the Board shall make reference to the then current legislation, rules, policies and instruments of applicable regulatory authorities.

3.	Each member of the Audit Committee shall be “financially literate”. In order to be financially literate, a director must be, at a minimum, able to read and understand basic financial statements, and at least one member shall have “accounting or related financial management expertise”, meaning the ability to analyze and interpret a full set of financial statements, including the notes attached thereto, in accordance with Canadian generally accepted accounting principles.

4.	A trustee appointed by the Board to the Audit Committee shall be a member of the Audit Committee until replaced by the Board or until his or her resignation.

5.	The Chairman shall be an ex officio member of the Committee.
Meetings of the Committee
1.	The Audit Committee shall convene a minimum of four times each year at such times and places as may be designated by the Chair of the Audit Committee and whenever a meeting is requested by the Board, a member of the Audit Committee, the auditors, or a senior officer of the Corporation. Meetings of the Audit Committee shall correspond with the review of the quarterly financial statements and management discussion and analysis.

2.	Notice of each meeting of the Audit Committee shall be given to each member of the Audit Committee and to the auditors, who shall be entitled to attend each meeting of the Audit Committee and shall attend whenever requested to do so by a member of the Audit Committee.

3.	Notice of a meeting of the Audit Committee shall:
(a)	be in writing;

(b)	state the nature of the business to be transacted at the meeting in reasonable detail;

(c)	to the extent practicable, be accompanied by copies of documentation to be considered at the meeting; and

(d)	be given at least two business days prior to the time stipulated for the meeting or such shorter period as the members of the Audit Committee may permit.

4.	A quorum for the transaction of business at a meeting of the Audit Committee shall consist of a majority of the members of the Audit Committee. However, it shall be the practice of the Audit Committee to require review, and, if necessary, approval of certain important matters by all members of the Audit Committee.

5.	A member or members of the Audit Committee may participate in a meeting of the Audit Committee by means of such telephonic, electronic or other communication facilities, as permits all persons participating in the meeting to communicate adequately with each other. A member participating in such a meeting by any such means is deemed to be present at the meeting.

6.	In the absence of the Chair of the Audit Committee, the members of the Audit Committee shall choose one of the members present to be Chair of the meeting. In addition, the members of the Audit Committee shall choose one of the persons present to be the Secretary of the meeting.

7.	The Chairman of the Board, senior management of the Corporation and other parties may attend meetings of the Audit Committee; however the Audit Committee (i) shall meet with the external auditors independent of management as necessary, in the sole discretion of the Committee, but in any event, not less than quarterly; and (ii) may meet separately with management.

8.	Minutes shall be kept of all meetings of the Audit Committee and shall be signed by the Chair and the Secretary of the meeting.
Duties and Responsibilities of the Committee
1.	The Audit Committee’s primary duties and responsibilities are to:
(a)	identify and monitor the management of the principal risks that could impact the financial reporting of Esprit;

(b)	monitor and, as required, evaluate the integrity of Esprit’s financial reporting process and system of internal controls regarding financial reporting and accounting compliance;

(c)	monitor the independence and performance of Esprit’s external auditors;

(d)	deal directly with the external auditors to approve external audit plans, other services (if any) and fees;

(e)	directly oversee the external audit process and results (in addition to items described in Section 4. below);

(f)	provide an avenue of communication among the external auditors, management of the Corporation and the Board;

(g)	ensure that an effective “whistle blowing” procedure exists to permit stakeholders to express any concerns regarding accounting or financial matters to an appropriately independent individual;

(h)	ensure that an appropriate Code of Conduct is in place and understood by employees, directors and trustees of Esprit.
2.	The Audit Committee shall have the authority to:
(a)	inspect any and all of the books and records of Esprit;

(b)	discuss with the management of the Corporation, its subsidiaries and affiliates and senior staff of the Corporation, any affected party and the external auditors, such accounts, records and other matters as any member of the Audit Committee considers necessary and appropriate;

(c)	engage consultants, independent counsel and other advisors as it determines necessary to carry out its duties; and

(d)	set and pay the compensation for any advisors employed by the Audit Committee.
3.	The Audit Committee shall, at the earliest opportunity after each meeting, report to the Board the results of its activities and any reviews undertaken and make recommendations to the Board as deemed appropriate.

4.	The Audit Committee shall:
(a)	review the annual audit plan with the Trust’s external auditors and with management of the Corporation;

(b)	discuss with management of the Corporation and the external auditors any proposed changes in major accounting policies or principles, the presentation and impact of significant risks and uncertainties and key estimates and judgements of management that may be material to financial reporting;

(c)	review with management of the Corporation and with the external auditors significant financial reporting issues arising during the most recent fiscal period and the resolution or proposed resolution of such issues;

(d)	review any problems experienced or concerns expressed by the external auditors in performing an audit, including any restrictions imposed by management of the Corporation or significant accounting issues on which there was a disagreement with management of the Corporation;

(e)	review with senior management of the Corporation the process of identifying, monitoring and reporting the principal risks affecting financial reporting;

(f)	review audited annual financial statements and related documents in conjunction with the report of the external auditors and obtain an explanation from management of the Corporation of all significant variances between comparative reporting periods;

(g)	consider and review with management of the Corporation, the internal control memorandum or letter containing the recommendations of the external auditors and the Corporation’s management’s response, if any, including an evaluation of the adequacy and effectiveness of the internal financial controls of Esprit and subsequent follow-up to any identified weaknesses;

(h)	review with management of the Corporation and the external auditors the quarterly unaudited financial statements and management discussion and analysis before release to the public;

(i)	before release, review and if appropriate, recommend for approval by the Board, all public disclosure documents containing audited or unaudited financial information, including any prospectuses, annual reports, annual information forms, management discussion and analysis and press releases; and

(j)	oversee, any of the financial affairs of Esprit and, if deemed appropriate, make recommendations to the Board, external auditors or management.
5.	The Audit Committee shall:
(a)	evaluate the independence and performance of the external auditors and annually recommend to the Board the appointment of the external auditor or the discharge of the external auditor when circumstances are warranted;

(b)	consider the recommendations of management of the Corporation in respect of the appointment of the external auditors;

(c)	pre-approve all non-audit services to be provided to Esprit by its external auditors’;

(d)	approve the engagement letter for non-audit services to be provided by the external auditors or affiliates, together with estimated fees, and considering the potential impact of such services on the independence of the external auditors;

(e)	when there is to be a change of external auditors, review all issues and provide documentation related to the change, including the information to be included in the Notice of Change of Auditors and documentation required pursuant to applicable securities legislation and the planned steps for an orderly transition period; and

(f)	review all reportable events, including disagreements, unresolved issues and consultations, as defined by applicable securities policies, on a routine basis, whether or not there is to be a change of external auditors.
6.	The Audit Committee shall:
(a)	review with management of the Corporation at least annually, the financing strategy and plans of Esprit; and

(b)	review all securities offering documents (including documents incorporated therein by reference) of Esprit.

7.	The Audit Committee shall review the amount and terms of any insurance to be obtained or maintained by Esprit with respect to risks inherent in its operations and potential liabilities incurred by the trustees, directors or officers of the Corporation in the discharge of their duties and responsibilities.

8.	The Audit Committee shall review the appointments of the Chief Financial Officer of the Corporation and any key financial managers who are involved in the financial reporting process.

9.	The Audit Committee shall enquire into and determine the appropriate resolution of any conflict of interest in respect of audit or financial matters, which are directed to the Audit Committee by any member of the Board, a unitholder of the Trust, the external auditors, or senior management of the Corporation.

10.	The Audit Committee shall periodically review with management of the Corporation the need for an internal audit function.

11.	The Audit Committee shall review Esprit’s accounting and reporting of environmental costs, liabilities and contingencies.

12.	The Audit Committee shall establish and maintain procedures for:
(a)	the receipt, retention and treatment of complaints received by Esprit regarding accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of Esprit of concerns regarding questionable accounting or auditing matters.
13.	The Audit Committee shall review and approve Esprit’s hiring policies regarding employees and former employees of the present and former external auditors.

14.	The Audit Committee shall review with Esprit’s legal counsel as required but at least annually, any legal matter that could have a significant impact on the Esprit’s financial statements, and any enquiries received from regulators, or government agencies.

15.	The Audit Committee shall assess, on an annual basis, the adequacy of this Mandate and the performance of the Audit Committee.

APPENDIX “E”	HUMAN RESOURCES AND CORPORATE GOVERNANCE COMMITTEE MANDATE
Policy Statement
It is the policy of Esprit Energy Trust (the “Trust”) and Esprit Exploration Ltd. (the “Corporation”, and together with the Trust, “Esprit”) to establish and maintain a Human Resources and Corporate Governance Committee (the “Committee”), composed entirely of independent directors, to assist the board of directors of the Corporation (the “Board of Directors”) and the board of trustees of the Trust (the “Board of Trustees”, and together with the Board of Directors, the “Boards”) in carrying out their responsibilities for: (1) ensuring that the mission and strategic direction of Esprit is reviewed annually and that the Boards and each of their committees carry out their functions in accordance with due process; (2) assessing the effectiveness of each of the Boards, each committee of the Boards, and the contribution of each individual director and trustee; (3) addressing governance issues; (4) identifying, recruiting, nominating, endorsing, recommending appointment of, and orienting new directors; and (5) examining the Corporation’s human resources and compensation policies and processes. If deemed necessary by the Committee, it will have the discretion to investigate and conduct reviews of any human resources or compensation matter including the standing authority to retain experts and, with approval of the Board of Directors, special counsel.
Composition of Committee
1.	The Committee shall consist of a minimum of three directors. The Board of Directors shall appoint the members of the Committee. The Board of Directors shall appoint one member of the Committee to be the Chair of the Committee.

2.	Each director appointed to the Committee by the Board of Directors shall be an outside trustee who is unrelated. An outside, unrelated director is a director who is independent of management and is free from any interest, any business or other relationship which could, or could reasonably be perceived, to materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. In determining whether a director is independent of management, the Board shall make reference to the then current legislation, rules, policies and instruments of applicable regulatory authorities.

3.	A director appointed by the Board of Directors to the Committee shall be a member of the Committee until replaced by the Board of Directors or until his or her resignation.

4.	The Chairman of the Board of Directors shall be an ex officio member of the Committee.
Meetings of the Committee
1.	The Committee shall convene at such dates, times and places as may be designated or approved by the Chair of the Committee whenever a meeting is requested by the Board of Directors, a member of the Committee, or the CEO. The Committee shall convene a minimum of three times per year.

2.	Notice of each meeting shall be given to each member of the Committee and the CEO, who shall each be entitled to attend each meeting of the Committee and shall attend whenever requested to do so by a member of the Committee.

3.	Notice of a meeting of the Committee shall:
(a)	be in writing;

(b)	state the nature of the business to be transacted at the meeting in reasonable detail;

(c)	to the extent practicable, be accompanied by copies of documentation to be considered at the meeting; and

(d)	be given at least two business days prior to the time stipulated for the meeting or such shorter period as the members of the Committee may permit.

4.	A quorum for the transaction of business at a meeting of the Committee shall consist of a majority of its members (excluding the Chairman of the Board of Directors). However, it shall be the practice of the Committee to require review, and, if necessary, approval of certain important matters by all members of the Committee.

5.	Any member of the Committee may participate in a meeting of the Committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at the meeting.

6.	In the absence of the Chair of the Committee, the members of the Committee shall choose one of the members present to be Chair of the meeting.

7.	The Secretary of the Corporation shall be the Secretary of the meeting or, alternatively, the members of the Committee may choose one of the persons present to be the Secretary of the meeting.

8.	The CEO, Chairman and, by invitation, other parties may attend meetings of the Committee; however, the Committee may meet separately at any time.

9.	Minutes shall be kept of all meetings of the Committee and shall be signed by the Chair and the Secretary of the meeting.

10.	Minutes of Committee meetings will be sent to all Board of Directors members. Reports on the conduct of the meetings will be made to the Board of Directors.
Duties and Responsibilities of the Committee
1.	The Committee shall report regularly to the Board of Directors and bring its recommendations to the full Board of Directors and, where appropriate, the Board of Trustees for their approval.

2.	The Committee will review and make recommendations to the Board of Directors in respect of:
(a)	human resource policies, practices and structures (to monitor consistency with Esprit’s goals and near and long-term strategies, support of operational effectiveness and efficiency, and maximization of human resources potential);

(b)	compensation policies and guidelines;

(c)	management incentive and perquisite plans and any non-standard remuneration plans;

(d)	senior management, executive and officer appointments and their compensation;

(e)	management succession plans, management training and development plans, termination policies and termination arrangements;

(f)	the Corporation’s senior human resource (organizational) structure;

(g)	compensation matters relating to the directors and trustees; and

(h)	such other matters, including matters related to corporate governance, as the Committee may deem appropriate or as may be referred to it from time to time by the Board of Directors or Board of Trustees.
3.	In carrying out its governance and nominating responsibilities, the Committee shall:
(a)	on an ongoing basis, identify the competencies and skills most desirous in potential new Trustees and maintain a list of potential candidates who possess those skills;

(b)	in the event of a vacancy occurring on either of the Boards, however caused, the Committee shall within a reasonable period of time, conduct an appropriate search and determine an appropriate candidate, obtain the consent of the candidate to act as a director and trustee and recommend to the Board of Trustees a candidate for appointment as a director and/or trustee to fill the vacancy;

(c)	based upon consideration of his or her performance in office and any other factors considered relevant, recommend to the Board of Trustees whether an individual should be nominated for election or re-election at any annual meeting of unitholders at which he or she is eligible to be elected a trustee;

(d)	review the need for and qualifications of nominees recommended by unitholders for election as trustees;

(e)	make recommendations to the Board of Trustees regarding continuing tenure of trustees and/or directors, in accordance with policies that may be determined from time to time by the Board of Trustees;

(f)	notwithstanding subparagraphs (a) through (d), the Board of Trustees may direct the Committee to give consideration to other nominations or may propose, appoint, elect or nominate any person to fill any vacancy on either of the Boards or the Committee;

(g)	in the event of a vacancy occurring on a committee of either of the Boards, however caused, the Committee shall recommend to the relevant Board a person or persons for appointment as a member to fill such vacancy;

(h)	make recommendations from time to time to the Boards concerning such other matters, including matters related to corporate governance, as the Committee may deem appropriate or as may be referred to it from time to time by either of the Boards.

(i)	annually review and evaluate the role of the Boards and their Committees and the methods and processes by which the Boards fulfill their duties and responsibilities, including the methods and processes for evaluating effectiveness.

(j)	monitor and review annually the corporate Code of Business Ethics and Conduct Policy, the Corporate Disclosure Policy, and corporate guidelines for maintaining confidentiality, and recommend changes and action required to deal with breaches of policy or guidelines; and

(k)	with respect to the training and development of the Boards:
(i)	approve any training and development experiences funded by the Corporation for the Boards as a whole or for individual directors; and

(ii)	monitor and assess the value of any training programs and recommend changes.
4.	In carrying out its human resources and compensation duties and responsibilities, the Committee shall:
(a)	annually assess and make a recommendation to the Board of Directors with regard to the competitiveness and appropriateness of the compensation package of the CEO, all other officers of the Corporation and such other key employees of the Corporation or any other subsidiaries of the Trust as may be identified by the CEO and approved by the Committee (collectively, the “Designated Employees”);

(b)	annually review the performance goals and criteria for the CEO and evaluate the performance of the CEO against such goals and criteria and recommend to the Board of Directors the amount of regular and incentive compensation to be paid to the CEO;

(c)	annually, review and make a recommendation to the Board of Directors regarding the CEO’s performance evaluation of Designated Employees and his recommendations with respect to the amount of regular and incentive compensation to be paid to such Designated Employees;

(d)	review and make a recommendation to the Board of Directors regarding any employment contracts or arrangements with each of the Designated Employees, including any retiring allowance arrangements or any similar arrangements to take effect in the event of a termination of employment;

(e)	periodically, review the compensation philosophy statement of the Corporation and make recommendations for changes to the Board of Directors as considered necessary;

(f)	from time to time, review and make recommendations to the Board of Directors in respect of the design, benefit provisions, investment options and text of applicable pension, retirement and savings plans or related matters;

(g)	annually, in conjunction with the Corporation’s general and administrative budget, review and make recommendations to the Board of Directors regarding compensation guidelines for the forthcoming budget period;

(h)	when requested by the CEO, review and make recommendations to the Board of Directors regarding short term incentive or reward plans and, to the extent delegated by the Board of Directors, approve awards to eligible participants;

(i)	when requested by the CEO, review and make recommendations to the Boards regarding performance unit incentive plans or any other long term incentive plans and to the extent delegated by the Board of Directors, approve grants to participants and the magnitude and terms of their participation;

(j)	as required, fulfill the obligations assigned to the Committee pursuant to any other employee benefit plans approved by the Board of Directors;

(k)	annually, prepare or review the report on executive compensation required to be disclosed in the Corporation’s information circular or any other human resource or compensation matter required to be publicly disclosed by the Corporation;

(l)	periodically, but at least every third year, review and make a recommendation to the Boards regarding the compensation of directors and trustees;

(m)	review and make recommendations to the Board of Directors regarding any material outside community or professional service or outside Board of Directors opportunities being considered by Designated Employees prior to their acceptance of such positions; and
5.	In addition to the foregoing, the Committee shall undertake on behalf of the Board of Directors such other initiatives as may be necessary or desirable to assist the Board of Directors in discharging its responsibility to ensure that appropriate human resources development, performance evaluation, compensation and succession planning programs are in place and operating effectively.

6.	The Committee shall consider any other matter properly referred to the Committee by either of the Boards, a director or trustee, or the CEO, for review, recommendation or decision.

7.	The Committee will review its mandate annually and recommend any changes to the Board of Directors.
The Committee shall have the authority to engage and compensate any outside advisors that it determines to be necessary to permit it to carry out its duties, and, if deemed necessary by the Committee, meet separately with such advisors.

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